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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ________________


                                    FORM 8-K

                                 Current Report

                             Dated February 23, 2005

                                       of


                                ZALE CORPORATION

                             A Delaware Corporation
                   IRS Employer Identification No. 75-0675400
                            SEC File Number 001-04129

                            901 West Walnut Hill Lane
                               Irving, Texas 75038
                                 (972) 580-4000








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Item 1.01    Entry Into a Material Definitive Agreement

     On February 23, 2005, Zale Corporation and Pamela J. Romano, former Group Senior Vice President and President-Zales Division, entered into a Settlement and Release Agreement in connection with Ms. Romano's departure from the Company. Under the Settlement Agreement, Ms. Romano will receive a lump sum payment of approximately $800,000, including attorneys' fees, most of which represents compensation for the uncompleted term of Ms. Romano's most recent employment agreement.

     For a period of one year subsequent to January 5, 2005, the Company will continue to provide Ms. Romano with medical insurance benefits and disability insurance benefits, except in limited circumstances. The Company also will pay to Ms. Romano the value of any remaining unused vacation time, the vested portion of her Supplemental Executive Retirement Plan benefit, and the one-year value of her Medical Expense Reimbursement Program. Ms. Romano also may continue use of the company car currently in her possession for a specified period of time.

     Under the Settlement Agreement, Ms. Romano released the Company and its subsidiaries from any claims relating to her prior service with the Company and its subsidiaries and agreed to comply with certain confidentiality and non-solicitation provisions.

     The foregoing description of the terms of the Settlement Agreement is qualified in its entirety by reference to the Settlement Agreement, which is attached hereto as Exhibit 10.4 and incorporated herein by reference.

     The reporting of the entry into this agreement shall not be construed as an admission that the agreement is a material definitive agreement.


Item 9.01    Financial Statements and Exhibits

       (a)   10.1    Settlement and Release Agreement of Pamela J. Romano.






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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

         ZALE CORPORATION
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         Registrant


Date:    March 1, 2005                       By: /s/ Mark R. Lenz
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                                                 Mark R. Lenz
                                                 Group Senior Vice President and
                                                 Chief Financial Officer